Report of Independent
      Accountants

To the Board of Trustees and
Shareholders
of  PIC Investment Trust

In planning and performing our audit of
the financial statements of PIC
Investment Trust, a series investment
company consisting of Provident
Investment Counsel Growth Fund I,
Provident Investment Counsel Mid
Cap Fund B, Provident Investment
Counsel Small Company Growth
Fund A, Provident Investment
Counsel Small Cap Growth Fund I
and Provident Investment Counsel
Twenty Fund I, for the year ended
October 31, 2003, we considered its
internal control, including control
activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of PIC Investment
Trust is responsible for establishing
and maintaining internal control.  In
fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls.
Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.

Because of inherent limitations in
internal control, errors or fraud may
occur and not be detected.  Also,
projection of any evaluation of internal control to future periods is subject to the risk that controls may become inadequate because of changes in conditions or that the effectiveness of their design and operation may deteriorate.

Our consideration of internal control
would not necessarily disclose all
matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of October 31, 2003.

This report is intended solely for the
information and use of the Board of
Trustees, management and the
Securities and Exchange Commission
and is not intended to be and should
not be used by anyone other than
these specified parties.


PricewaterhouseCoopers LLP

New York, New York
December 18, 2003